                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           MANHATTAN SCIENTIFICS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                      85-0460639
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

       641 Fifth Avenue, Suite 36F
           New York, New York                            10022
(Address of principal executive offices)               (Zip Code)


             Manhattan Scientifics, Inc. 2000 Equity Incentive Plan
                            (Full title of the plan)

                                  Marvin Maslow
                           641 Fifth Avenue, Suite 36F
                            New York, New York 10022
                     (Name and address of agent for service)

                                 (212) 752-0505
          (Telephone number, including area code, of agent for service)

                                        CALCULATION OF REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM         AMOUNT OF
 TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING    REGISTRATION FEE
   TO BE REGISTERED        REGISTERED(1)           SHARE(2)              PRICE(2)                (3)
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock                  990,000                $.11                $108,900              $10.02
----------------------- --------------------- -------------------- --------------------- --------------------

(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the stock option plan described herein as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding common stock.

(2) Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on July 9, 2002, as reported on the OTC Electronic Bulletin Board.

(3) Calculated pursuant to General Instruction E on Form S-8.

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

                                EXPLANATORY NOTE

         THE COMPANY HAS SET ASIDE THESE SHARES TO BE ISSUED TO OUTSIDE CONSULTANTS AND CONTRACTORS TO THE COMPANY. NONE OF THESE SHARES WILL BE ISSUED TO AN OFFICER OR DIRECTOR OF THE COMPANY.

                        GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same equity incentive plan is effective.

The contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 14, 2001 (File No. 333-69438) is hereby incorporated by reference.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents are hereby incorporated by reference into this Registration Statement:

                  (a) The Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed by the Registrant with the Securities and Exchange Commission (the "Commission") on April 17, 2002, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

                  (b) The Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002, filed by the Registrant with the Commission on May 14, 2002.

                  (e) The description of the Registrant's common stock, which is contained in a registration statement filed on Form 10-SB on December 8, 1999, as amended, file number 000-28411.

                  (f) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 8.           EXHIBITS.

                  5.   Opinion regarding legality

                  23.2 Consent of Pollet, Richardson & Patel (included in
                       Exhibit 5)

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 12th day of July, 2002.

                                      MANHATTAN SCIENTIFICS, INC.



                                      By: /s/ Marvin Maslow
                                          --------------------------------------
                                          Marvin Maslow, Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


                                           /s/ Marvin Maslow
Dated:  July 12, 2002                      ------------------------------------
                                           Marvin Maslow, Chairman of the Board
                                           and Chief Executive Officer


                                           /s/ Scott Bach
Dated:  July 12, 2002                      ------------------------------------
                                           Scott L. Bach, Director and Secretary


                                           /s/ David Teich
Dated:  July 12, 2002                      ------------------------------------
                                           David A. Teich, Director


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